Exhibit 10.1

AMENDMENT NO. 2 TO THE EMPLOYMENT AGREEMENT

BETWEEN DOUGLAS R. LEBDA AND TREE.COM, INC.

March 26, 2009

This Amendment No. 2 to that certain Employment Agreement, dated as of January 7, 2008 between Douglas R. Lebda (“Employee”) and Tree.com, Inc. (as successor by assignment to IAC/InterActiveCorp) (the “Company”), as subsequently amended by Amendment No.1 dated August 15, 2008 (“Amendment No. 1”) (collectively, the “Agreement”), is effective as of February 17, 2009 unless otherwise indicated.  All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Employee and the Company wish to make certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

A.                                   Base Pay Adjustment:  Effective April 3, 2009, Section 3A(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

3A.          COMPENSATION.

(a)           BASE SALARY.  During the Term, the Company shall pay Employee an annual base salary of $550,000 (the “Base Salary”), payable in equal biweekly installments or in such other installments as may be in accordance with the Company’s payroll practice as in effect from time to time.  The Base Salary shall be reviewed by the Company, if requested by Employee in writing, no less frequently than annually in a manner consistent with similarly situated executives of the Company and may be increased but not decreased.  For all purposes under this Agreement, the term “Base Salary” shall refer to the Base Salary as in effect from time to time.

B.                                     Relocation:  Section 3A(d)(iii) of the Agreement is hereby deleted and replaced in its entirety with the following:

Payment of and/or Reimbursement for Certain Relocation Expenses.  The Company shall pay on Employee’s behalf (or reimburse Employee for) actual, reasonable and documented expenses relating to his relocation to Charlotte, North Carolina, if such occurs, on the same basis as similarly situated employees and in accordance with Company policy (the “Relocation Expenses”).  As required by Company policy and as a condition to the payment of and/or reimbursement for the Relocation Expenses, Employee agrees to repay the Company for 100%, 75%, 50% and 25% of such expenses upon a termination of Employee’s employment for Cause (as defined in Section 1(c) of the Standard Terms and Conditions) or if

Employee voluntarily terminates his employment with the Company (except for Good Reason as defined in accordance with the provisions of Section 1(d) of the Standard Terms and Conditions or termination pursuant to Section 1(g) of the Standard Terms and Conditions) during months 0 through 4, 5 through 9, 10 through 14 and 15 through 18, respectively, of the Term.

C.                                     Equity Awards

1.               Effective March 26, 2009 (the “Grant Date”), Employee shall be granted one hundred seventy-five thousand (175,000) shares of Tree.com restricted common stock, vesting in four equal installments on the first, second, third, and fourth anniversary of February 17, 2009, and with voting rights being conferred on the respective vesting dates.

2.               In addition, subject to receipt of shareholder approval on or about April 28, 2009 and Employee’s employment on such date, Employee shall be granted one hundred seventy-five thousand (175,000) shares of Tree.com restricted common stock, vesting in four equal installments on the first, second, third, and fourth anniversary of February 17, 2009, and with voting rights being conferred on the respective vesting dates.

3.               Such grants shall be governed by and subject to the terms of the Tree.com, Inc. Annual Stock and Incentive Plan (the “Plan”).

4.               For purposes of the vesting provisions set forth in Section 1(d) of the Standard Terms and Conditions, the restricted stock granted under this paragraph C shall be considered “LT Restricted Stock.”

D.                                    Bonus:  Section 3A(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

DISCRETIONARY BONUS:  During the Term, Employee shall be eligible to receive discretionary annual bonuses in a manner consistent with similarly situated executives of the Company.  The Board of Directors, in consultation with Employee, shall establish performance-based metrics for determining the amount of the bonus paid to Employee, which metrics shall be consistent with those established for similarly situated executives of the Company.

E.                                     Except as explicitly set forth herein, the remaining provisions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first set forth above.

/s/ Douglas R. Lebda
Douglas R. Lebda

TREE.COM, INC.

/s/ Claudette Hampton
By: Claudette Hampton
Senior Vice President – Human Resources